Exhibit 10.38

THE WESTERN UNION COMPANY 2024 LONG-TERM INCENTIVE PLAN
NONQUALIFIED STOCK OPTION AWARD AGREEMENT – TERMS AND CONDITIONS
(NON-EMPLOYEE DIRECTORS)

1.
These terms and conditions form part of the Stock Option Agreement (the “Agreement”) pursuant to which the Non-Employee Director of The Western Union Company (the “Company”) identified in the attached Nonqualified Stock Option Award Notice has been granted an option to purchase the number of shares of common stock (“Common Stock”) of the Company (the "Stock Option") under The Western Union Company 2024 Long-Term Incentive Plan (the “Plan”). The terms of the Plan are hereby incorporated in this Agreement by reference and made a part hereof. Any capitalized terms used in this Agreement that are not defined herein shall have the meaning set forth in the Plan.
2.
The number of shares of Common Stock subject to the Stock Option, and the Stock Option Exercise Price, are specified in the attached Award Notice (which forms part of the Agreement).
3.
Subject to the other provisions of this Agreement and the terms of the Plan, at any time or times on or after the one-year anniversary of the Vesting Commencement Date specified in the attached Award Notice, but not later than the tenth anniversary of such Grant Date specified in the attached Award Notice, Non-Employee Director may exercise the Stock Option as to the number of whole shares of Common Stock which, when added to the number of shares of Common Stock as to which Non-Employee Director has theretofore exercised under the Stock Option, if any, will not exceed the total number of shares of Common Stock covered hereby. The Stock Option may not be exercised for a fraction of a share of Common Stock of the Company.
4.
The Stock Option may not be exercised unless the following conditions are met:
(a)
Legal counsel for the Company must be satisfied at the time of exercise that the issuance of shares upon exercise will comply with applicable U.S. federal, state, local and foreign laws.
(b)
Non-Employee Director pays the Exercise Price as follows: (i) by giving notice to the Company or its designee of the number of whole shares of Common Stock to be purchased and by making payment therefor in full either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate Exercise Price payable by reason of such exercise, (C) except as may be prohibited by applicable law, in cash by a broker-dealer acceptable to the Company to whom Non-Employee Director has submitted an irrevocable notice of exercise (i.e., also known as “cashless exercise”) or (D) by a combination of (A) and (B) and (ii) by executing such documents as the Company may reasonably request.
5.
Subject to paragraph 8 of this Agreement, if Non-Employee Director’s service terminates prior to the one-year anniversary of the Vesting Commencement Date, the Stock Option shall vest on a prorated basis effective upon Non-Employee Director’s cessation of service. Such prorated vesting shall be calculated by multiplying the total number of shares of Common Stock subject to the Stock Option by a fraction, the numerator of which is the number of days between the Vesting Commencement Date and Non-Employee Director’s termination date and the denominator of which is the number of days between the Vesting Commencement Date and the one-year anniversary of the Vesting Commencement Date. The portion of the Stock Option that does not become vested under such calculation shall be forfeited on Non-Employee Director’s termination date and shall be cancelled by the Company for no consideration.
6.
Subject to compliance with applicable law, as long as Non-Employee Director continues service to the Company, Non-Employee Director may transfer Stock Options to Non-Employee Director’s family members, a trust or other entity established by Non-Employee Director for estate planning purposes or a charitable organization designated by Non-Employee Director, in each case, without consideration; provided, however, in the case of a transfer of Stock Options to a limited liability company or a partnership established by Non-Employee Director for estate planning purposes, such transfer may be for consideration consisting solely of an entity interest in the limited liability company or partnership to which the transfer is made. Any transfer of Stock Options shall be in a form acceptable to the Committee, shall be signed by Non-Employee Director and shall be effective only upon written acknowledgement by the Committee of its receipt and acceptance of such notice. If a Stock Option is transferred to a member of Non-Employee Director’s family or a trust or other entity established by Non-Employee Director for estate planning purposes, the Stock Option may not thereafter be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by such family member or trust or other entity except by will or the laws of descent and distribution.
7.
Regardless of any action the Company takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to Non-Employee Director’s participation in the Plan and legally applicable to Non-Employee Director (“Tax-Related Items”), Non-Employee Director acknowledges that the ultimate liability for all Tax-Related Items is and remains Non-Employee Director’s responsibility. Non-Employee Director further acknowledges that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Stock Option, including but not limited to, the grant, vesting, exercise of the Stock Option, the issuance of shares of Common Stock upon exercise, the subsequent sale of shares of Common Stock acquired pursuant to the exercise of the Stock Option and the receipt of any dividends on any shares of Common Stock acquired upon exercise; and (ii) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the Stock Option to reduce or eliminate Non-Employee Director’s liability for the Tax-Related Items or achieve any particular tax result. Further, if Non-Employee Director has become subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable event, Non-Employee Director acknowledges that the Company may be required to account for Tax-Related Items in more than one jurisdiction.
8.
Notwithstanding anything in this Agreement to the contrary, the Stock Option, whether vested or unvested, shall be immediately forfeited in the event that Non-Employee Director’s service on the Company’s Board of Directors (the “Board”) is terminated on account of gross misconduct.
9.
The terms of this Agreement may be amended from time to time by the Board or the Committee in their sole discretion in any manner that it deems appropriate; provided, however, that no such amendment shall adversely affect in a material manner any right of Non-Employee Director under this Agreement without Non-Employee Director’s written consent. Any action taken or decision made by the Company, the Board, or the Committee or their delegates arising out of or in connection with the construction, administration, interpretation or effect of the Plan or this Agreement shall lie within its sole and absolute discretion, as the case may be, and shall be final, conclusive and binding on Non-Employee Director and all persons claiming under or through Non-Employee Director. By accepting this grant or other benefit under the Plan, Non-Employee Director and each person claiming under or through Non-Employee Director shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee or their delegates.
10.
This Award is discretionary, non-binding for future years and there is no promise or guarantee that such grants will be offered to Non-Employee Director in future years.
11.
The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Non-Employee Director’s participation in the Plan, or Non-Employee Director’s acquisition or sale of the shares of Common Stock acquired pursuant to the exercise of the Stock Option. Non-Employee Director is hereby advised to consult with Non-Employee Director’s own personal tax, legal and financial advisors regarding Non-Employee Director’s participation in the Plan before taking any action related to the Plan.
12.
The validity, construction, interpretation, administration and effect of the Plan and this Agreement and rights relating to the Plan and to this Agreement, shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware in the United States of America, as provided in the Plan. For purposes of litigating any dispute that arises directly or indirectly under the Stock Option or the Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Colorado in the United States of America, and agree that such litigation shall be conducted in the courts of either Denver County in the State of Colorado in the United States of America or the United States District Court for the District of Colorado, and no other courts where this grant is made and/or to be performed.
13.
If one or more provisions of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provisions shall be deemed null and void; however, to the extent permissible by law, any provisions which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Agreement to be construed as to foster the intent of this Agreement and the Plan.
14.
The Company may, in its sole discretion, decide to deliver any documents related to the Stock Option or current or future participation in the Plan by electronic means. Non-Employee Director hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.
15.
The Company reserves the right to impose other requirements on Non-Employee Director’s participation in the Plan, on the Stock Option and on any shares of Common Stock purchased upon exercise of the Stock Option under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with applicable law or facilitate the administration of the Plan, and to require Non-Employee Director to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.